 Exhibit 99.1

Crexendo Reports Financial Results for the Second Quarter of 2017

PHOENIX, AZ—(Marketwired – August 7, 2017)

Crexendo, Inc. (OTCQX: CXDO), a CLEC cloud telecom-services company that provides award winning cloud telecommunications services, broadband internet services and other cloud business services, today reported financial results for its second quarter ended June 30, 2017.

Financial highlights for the three months ended June 30, 2017

Consolidated total revenue for the second quarter of 2017 increased 10% to $2.5 million compared to $2.3 million for the second quarter of 2016.

Consolidated service revenue for the second quarter of 2017 increased 19% to $2.2 million compared to $1.8 million for the second quarter of 2016.

Consolidated product revenue for the second quarter of 2017 decreased 30% to $303,000 compared to $430,000 for the second quarter of 2016.

Cloud Telecommunications Segment service revenue for the second quarter of 2017 increased 28% to $1.9 million compared to $1.5 million for the second quarter of 2016.

Cloud Telecommunications Segment product revenue for the second quarter of 2017 decreased 30% to $303,000 compared to $430,000 for the second quarter of 2016.

Web Services Segment service revenue for the second quarter of 2017 decreased 22% to $269,000, compared to $347,000 for the second quarter of 2016.

Consolidated operating expenses for the second quarter of 2017 decreased 10% to $2.7 million compared to $3.0 million for the second quarter of 2016.

On a GAAP basis, the Company reported a $(281,000) net loss for the second quarter of 2017, or $(0.02) loss per diluted common share, compared to a net loss of $(778,000) or $(0.06) loss per diluted common share for the second quarter of 2016.

Non-GAAP net loss was $(91,000) for the second quarter of 2017, or $(0.01) loss per diluted common share, compared to a non-GAAP net loss of $(502,000) or $(0.04) loss per diluted common share for the second quarter of 2016.

EBITDA for the second quarter of 2017 was a $(217,000) loss compared to a $(740,000) loss for the second quarter of 2016. Adjusted EBITDA for the second quarter of 2017 was an $(85,000) loss compared to a $(525,000) loss for the second quarter of 2016.

Financial highlights for the six months ended June 30, 2017

Consolidated total revenue for the six months ended June 30, 2017 increased 9% to $4.8 million compared to $4.4 million for the six months ended June 30, 2016.

Consolidated service revenue for the six months ended June 30, 2017 increased 16% to $4.2 million compared to $3.7 million for the six months ended June 30, 2016.

Consolidated product revenue for the six months ended June 30, 2017 decreased 25% to $582,000 compared to $781,000 for the six months ended June 30, 2016.

Cloud Telecommunications Segment service revenue for the six months ended June 30, 2017 increased 27% to $3.7 million compared to $2.9 million for the six months ended June 30, 2016.

Cloud Telecommunications Segment product revenue for the six months ended June 30, 2017 decreased 25% to $582,000 compared to $781,000 for the six months ended June 30, 2016.

Web Services Segment service revenue for the six months ended June 30, 2017 decreased 26% to $552,000, compared to $743,000 for the six months ended June 30, 2016.

Consolidated operating expenses for the six months ended June 30, 2017 decreased 8% to $5.6 million compared to $6.1 million for the six months ended June 30, 2016.

On a GAAP basis, the Company reported a $(824,000) net loss for the six months ended June 30, 2017, or $(0.06) loss per diluted common share, compared to a net loss of $(1.6) million or $(0.12) loss per diluted common share for the six months ended June 30, 2016.

Non-GAAP net loss was $(279,000) for the six months ended June 30, 2017, or $(0.02) loss per diluted common share, compared to a non-GAAP net loss of $(1.1) million or $(0.08) loss per diluted common share for the six months ended June 30, 2016.

EBITDA for the six months ended June 30, 2017 was a $(699,000) loss compared to a $(1.6) million loss for the six months ended June 30, 2016. Adjusted EBITDA for the six months ended June 30, 2017 was a $(269,000) loss compared to a $(1.1) million loss for the six months ended June 30, 2016.

Total cash and cash equivalents, excluding restricted cash, at June 30, 2017 was $929,000 compared to $619,000 at December 31, 2016.

Cash used for operating activities for the six months ended June 30, 2017 was $(143,000) compared to $(710,000) for the six months ended June 30, 2016. Cash provided by investing activities for the six months ended June 30, 2017 was $252,000 compared to $11,000 for the six months ended June 30, 2016. Cash provided by financing activities for the six months ended June 30, 2017 was $201,000 compared to $125,000 for the six months ended June 30, 2016.

Steven G. Mihaylo, Chief Executive Officer commented, “We continue to execute on our internal plans. We achieved a solid increase of 10% in Second Quarter 2017 total revenue compared to second quarter of 2016. More importantly our Cloud Telecommunications Segment service revenue had a very impressive 28% increase compared to the second quarter of 2016. Cloud Telecommunications service revenue is a very important factor to use in gauging our future growth. That growth will propel us to cash flow break even and profitability. Even with this impressive growth we have continued to be very effective in controlling our costs, we reduced our operating expenses for the second quarter of 2017 10% compared to the second quarter of 2016. Also, very encouraging is the substantial reduction in GAAP loss of $(0.02) per diluted common share, compared to a net GAAP loss of $(0.06) per diluted common share for the second quarter of 2016.”

Mihaylo added, “We continue to provide top of the line products at a price point that will save most businesses money. I am proud of the effort of our team, we have highly satisfied customers and our products and services continue to be the best in the industry as shown by our recent 2017 Communications Solutions Products of the Year Award. I continue to be convinced that we will achieve cash flow breakeven and GAAP net income this year. We will continue to grow the business organically and we are always open to accretive acquisitions. The growth in our business convinced us that it is now time to take the Crexendo Ride The Cloud © to a larger audience, we will be attending the 2017 Rodman & Renshaw Annual Global Investment Conference in New York taking place September 11 – 12.”

Doug Gaylor, President and COO, stated, "The entire team and I are working hard every day to increase sales, provide the best customer products, services and experiences in the industry. We believe the changes we have put forth in the sales process are impacting our results positively. We are continuously making improvements in our marketing and customer acquisition process. We believe that if customers compare Crexendo’s Ride The Cloud © service and technology, to any of our competitors we can provide a product second to none at a highly competitive price. I share Steve’s excitement and belief in our strong future."

Conference Call

The Company is hosting a conference call today, August 7, 2017 at 5:30 PM EST. The telephone dial-in number is 866-548-4713 for domestic participants and 323-794-2093 for international participants. The conference ID to join the call is 6465807. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo, Inc. (CXDO) is a CLEC cloud telecom-services company that provides award winning cloud telecommunications services, broadband internet services and other cloud business services. Our solutions are designed to provide enterprise-class cloud services to any size businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) continuing to execute on its internal plans; (ii) achieving a solid increase in Second Quarter 2017 total revenue and a very impressive increase in Cloud Telecommunications service revenue; for the second quarter; (iii) telecommunications service revenue being a very important factor to use in gauging future growth; (iv) growth will propel the Company to cash flow break even and profitability; (v) continuing to be very effective in controlling its costs; (vi) being very encouraged in the substantial reduction in GAAP loss for the second quarter of 2017; (vii) continuing to provide top of the line products at a price point that will save most businesses money; (viii) having highly satisfied customers and its products and services continue to be the best in the industry; (ix) continuing to be convinced that it will achieve cash flow breakeven and GAAP net income this year; (x) will continue to grow its business organically and being open to accretive acquisitions; (xi) working hard every day to increase sales, provide the best customer products, services and experiences in the business; (xii) believing the changes in the sales process are impacting results positively; (xiii) continuously making improvements in its marketing and customer acquisition process; (xiv) believing that if customers compare Crexendo ride the cloud © service and technology, to any of our competitors it can provide a product second to none at a highly competitive price; (xv) having excitement and belief in its strong future and (xvi) being convinced that it is now time to take the Crexendo ride the cloud © to a larger audience.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2016, and quarterly Forms 10-Q as filed. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$929	$619
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $42
as of June 30, 2017 and $34 as of December 31, 2016	404	346
Inventories	254	170
Equipment financing receivables	128	121
Prepaid expenses	629	686
Other current assets	8	8
Total current assets	2,452	2,050

Certificate of deposit	-	252
Long-term trade receivables, net of allowance for doubtful accounts
of $11 as of June 30, 2017 and $13 as of December 31, 2016	36	43
Long-term equipment financing receivables	104	176
Property and equipment, net	12	18
Intangible assets, net	286	335
Goodwill	272	272
Long-term prepaid expenses	169	251
Other long-term assets	122	136
Total assets	$3,453	$3,533

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$162	$116
Accrued expenses	853	997
Notes payable, current portion	127	66
Income taxes payable	5	5
Deferred revenue, current portion	960	809
Total current liabilities	2,107	1,993

Deferred revenue, net of current portion	36	43
Notes payable, net of current portion	952	966
Other long-term liabilities	-	16
Total liabilities	3,095	3,018

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,830,556 shares issued and outstanding as of June 30, 2017 and 13,578,556 shares issued and
outstanding as of December 31, 2016	14	14
Additional paid-in capital	59,383	58,716
Accumulated deficit	(59,039)	(58,215)
Total stockholders' equity	358	515

Total Liabilities and Stockholders' Equity	$3,453	$3,533

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Service revenue	$2,182	$1,837	$4,247	$3,660
Product revenue	303	430	582	781
Total revenue	2,485	2,267	4,829	4,441

Operating expenses:
Cost of service revenue	703	741	1,397	1,503
Cost of product revenue	124	176	232	327
Selling and marketing	709	636	1,399	1,246
General and administrative	1,009	1,274	2,180	2,565
Research and development	185	216	375	445
Total operating expenses	2,730	3,043	5,583	6,086

Loss from operations	(245)	(776)	(754)	(1,645)

Other income/(expense):
Interest income	2	4	5	8
Interest expense	(36)	(31)	(71)	(66)
Other income, net	2	29	4	64
Total other income/(expense), net	(32)	2	(62)	6

Loss before income tax	(277)	(774)	(816)	(1,639)

Income tax provision	(4)	(4)	(8)	(7)

Net loss	$(281)	$(778)	$(824)	$(1,646)

Net loss per common share:
Basic	$(0.02)	$(0.06)	$(0.06)	$(0.12)
Diluted	$(0.02)	$(0.06)	$(0.06)	$(0.12)

Weighted-average common shares outstanding:
Basic	13,819,281	13,292,334	13,759,666	13,268,107
Diluted	13,819,281	13,292,334	13,759,666	13,268,107

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(824)	$(1,646)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	54	161
Depreciation and amortization	55	74
Non-cash interest expense	66	57
Share-based compensation	392	351
Amortization of deferred gain	(16)	(47)
Changes in assets and liabilities:
Trade receivables	(51)	(30)
Equipment financing receivables	65	77
Inventories	(84)	5
Prepaid expenses	140	(85)
Other assets	14	34
Accounts payable and accrued expenses	(98)	323
Deferred revenue	144	16
Net cash used for operating activities	(143)	(710)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of long-term investment	252	-
Purchase of long-term investment	-	(1)
Release of restricted cash	-	12
Net cash provided by investing activities	252	11

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	111	150
Repayments made on notes payable	(76)	(68)
Proceeds from exercise of options	166	102
Payment of contingent consideration	-	(59)
Net cash provided by financing activities	201	125

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	310	(574)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	619	1,497

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$929	$923

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(9)	$(2)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	$109	$90
Issuance of common stock for contingent consideration related to business acquisition	$-	$40
Prepaid assets financed through notes payable	$111	$116

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Cloud telecommunications	$2,216	$1,920	$4,277	$3,698
Web services	269	347	552	743
Consolidated revenue	2,485	2,267	4,829	4,441

Income/(loss) from operations:
Cloud telecommunications	(373)	(872)	(989)	(1,835)
Web services	128	96	235	190
Total operating loss	(245)	(776)	(754)	(1,645)
Other income/(expense), net:
Cloud telecommunications	(32)	(3)	(62)	(10)
Web services	-	5	-	16
Total other income/(expense), net	(32)	2	(62)	6
Income/(loss) before income tax provision
Cloud telecommunications	(405)	(875)	(1,051)	(1,845)
Web services	128	101	235	206
Loss before income tax provision	$(277)	$(774)	$(816)	$(1,639)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 7, 2017 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(281)	$(778)	$(824)	$(1,646)
Share-based compensation	132	158	392	351
Amortization of rent expense paid in stock, net of deferred gain	-	57	38	114
Amortization of intangible assets	25	33	49	66
Non-cash interest expense	33	28	66	57
Non-GAAP net loss	$(91)	$(502)	$(279)	$(1,058)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(281)	$(778)	$(824)	$(1,646)
Depreciation and amortization	28	36	55	74
Interest expense	36	31	71	66
Interest and other income	(4)	(33)	(9)	(72)
Income tax provision	4	4	8	7
EBITDA	(217)	(740)	(699)	(1,571)
Share-based compensation	132	158	392	351
Amortization of rent expense paid in stock, net of deferred gain	-	57	38	114
Adjusted EBITDA	$(85)	$(525)	$(269)	$(1,106)